Exhibit 3.1

CERTIFICATE OF CHANGE
OF
AVON PRODUCTS, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.    The name of the Corporation is Avon Products, Inc. It was incorporated under the name California Perfume Company, Inc.
2.    The Certificate of Incorporation of said corporation was filed by the Department of State on January 27, 1916.
3.    The following changes were authorized by the Board of Directors:

a)    To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: 1 Avon Place, Suffern, NY 10901; and
b)    To change the county location, within the state of New York, in which the office of the Corporation is located to Rockland County.

/s/ Ginny Edwards
Ginny Edwards
Vice President and Corporate Secretary

CERTIFICATE OF CHANGE

OF

AVON PRODUCTS, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.    The name of the Corporation is Avon Products, Inc. It was incorporated under the name California Perfume Company, Inc.

2.    The Certificate of Incorporation of said corporation was filed by the Department of State on January 27, 1916.

3.    The following changes were authorized by the Board of Directors:

a)    To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: 601 Midland Avenue, Rye, NY 10580; and

b)    To change the county location, within the state of New York, in which the office of the Corporation is located to Westchester County.

/s/ Ginny Edwards
Ginny Edwards
Vice President and Corporate Secretary

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

AVON PRODUCTS, INC.

Under Section 805 of the Business Corporation Law of the State of New York
The undersigned, James S. Scully, Executive Vice President and Chief Financial Officer of Avon Products, Inc. (the “Corporation”), pursuant to the provisions of Sections 502 and 805 of the Business Corporation Law of the State of New York, does hereby certify as follows:

1. The name of the Corporation is Avon Products, Inc. and the name under which the Corporation was formed is California Perfume Company, Inc.

2. The Certificate of Incorporation forming the Corporation was filed by the Department of State of the State of New York on January27, 1916.

3. The Corporation is presently authorized to issue 25,000,000 shares of preferred stock having a par value of $1.00 per share (the “Preferred Stock”). No series of Preferred Stock is presently outstanding. As authorized by Section502 of the Business Corporation Law of the State of New York (“NYBCL”) and Article III of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation has, before issuance, fixed the designation, preferences, privileges and voting power, and the restrictions and qualifications, of a new series of Preferred Stock to be known as SeriesC Preferred Stock.

4. The Certificate of Incorporation is hereby amended by the addition of the provisions set forth below in this Certificate (this “Certificate”), setting forth the number, designation, preferences, privileges and voting power of the SeriesC Preferred Stock as fixed by the Board of Directors of the Corporation and the restrictions and qualifications thereof.

* * * * *

Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors of the Corporation has duly authorized and approved, and created and provided for the issuance of, a series of Preferred Stock, in the amount and with the designation, preferences, privileges and voting powers and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, as set forth below in this Certificate, which has been duly adopted by the Board of Directors of the Corporation.

SECTION 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “SeriesC Preferred Stock” (the “SeriesC Preferred Stock”) and the number of authorized shares constituting the SeriesC Preferred Stock shall be 435,000. Such number of shares may be increased or decreased by resolution of the Board (as defined herein); provided that no decrease shall reduce the number of shares of SeriesC Preferred Stock to a number less than the number of shares of SeriesC Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into SeriesC Preferred Stock. Each share of SeriesC Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate. The Corporation shall not have the authority to issue fractional shares of SeriesC Preferred Stock.

SECTION 2. Definitions. As used herein with respect to SeriesC Preferred Stock:

“5.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 5.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section10.

“25.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 25.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section10.

“50.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 50.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section10.

“75.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 75.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section10.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all SeriesC Preferred Stock, if any, owned by such Person into shares of Common Stock).

“Board” means the Board of Directors of the Corporation.

“Board Rights Waiver” has the meaning set forth in Section 12(c)(vi).

“Business Day”means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

“Capital Stock” means any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any transaction in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction;

(ii) consummation of (x) any consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property or (y) any recapitalization, reclassification or other extraordinary transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property; provided that neither (x) nor (y) shall include any such consolidation, merger, share exchange, recapitalization, reclassification or similar extraordinary transactions in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction; or

(iii) any transaction or series of transactions by which the Corporation or any successor or Parent Entity thereof is organized outside the United States of America.

“Change of Control Effective Date” has the meaning set forth in Section8(a).

“Change of Control Exchange” has the meaning set forth in Section8(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.25 per share, of the Corporation or its successor.

“Common Stock Requirements” means:

(i) the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days immediately prior to the payment of any Regular Dividend in Common Stock, exceeds $3.00 per share;

(ii) the average daily trading volume for the last thirty (30) Trading Days exceeds three (3) times the number of shares of Common Stock issued as a dividend under this Certificate, the Series D Certificate of Amendment or any other certificate of amendment of the Corporation providing for the issuance of preferred stock (collectively, the “Preferred Certificates”) within the last ninety (90) calendar days (including the current dividend payment);

(iii) the number of shares of Common Stock held by non-Affiliates of the Corporation exceeds ten (10) times the number of shares issued as a dividend under the Preferred Certificates within the last ninety (90) calendar days (including the current dividend payment);

(iv) a registration statement relating to all such shares of Common Stock to be issued with respect to any dividend payment shall be effective with the SEC and such shares shall be listed on the NYSE or another National Securities Exchange;

(v) the Corporation shall have obtained a Stockholder Approval for the issuance of Common Stock as dividends, if required by the rules of the NYSE or other National Securities Exchange on which the Common Stock is then listed or applicable law;

(vi) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no default or event of default exists, under any agreement relating to material Debt of the Corporation or its Subsidiaries which is outstanding on the date of such Regular Dividend payment;

(vii) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no Event of Noncompliance exists under the Preferred Certificates, other than an Event of Noncompliance which would be cured by such payment of a Regular Dividend or concurrent payment under the other Preferred Certificates;

(viii) shares of Common Stock being issued in such Regular Dividend payment shall not be subject to any transfer restrictions under any agreement between the Holder or its Affiliates, on the one hand, and the Corporation or its Subsidiaries, on the other hand;

(ix) neither the Holder receiving the shares of Common Stock nor, if applicable, the Preferred Directors are, on the date of such payment, subject to restrictions in trading in securities of the Corporation pursuant to the Corporation’s policies relating to trading in the securities (including restrictions on the Preferred Directors due to their possession of material nonpublic information); and

(x) no event has occurred that would require an adjustment pursuant to Section10 between the time of the Closing Price on the Trading Day immediately prior to the payment of such Regular Dividend and such payment.

“Constituent Person” has the meaning set forth in Section11(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the SeriesC Preferred Stock, and its successors and assigns.

“Conversion Cap” has the meaning set forth in Section 6(c).

“Conversion Date” has the meaning set forth in Section7(a).

“Conversion Notice” has the meaning set forth in Section7(a).

“Conversion Price” means, for each share of SeriesC Preferred Stock, $5.00, subject to adjustment as set forth herein.

“Corporation” has the meaning set forth in the recitals above.

“Current Market Price” means, for each share of Common Stock as of any applicable Record Date for any issuance, distribution, dividend or other action, the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day before the Record Date with respect to such issuance, distribution, dividend or other action, as the case may be, appropriately adjusted to take into account the occurrence during such period of any event described in Section10.

“Debt” has the meaning set forth in the Revolving Credit Agreement.

“Disqualified Exchange Property” has the meaning set forth in Section 11(a).

“Distributed Property” has the meaning set forth in Section10(a)(iii).

“Distribution Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Price” means the arithmetic average of the VWAP per share of Common Stock for each of the five (5) consecutive full Trading Days ending on the Trading Day prior to the payment of a Regular Dividend in Common Stock.

“Dividend Rate” means 1.25%, as adjusted by Section 13(b).

“Event of Noncompliance” has the meaning set forth in Section 13(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section11(a).

“Expiration Date” has the meaning set forth in Section10(a)(ii).

“Fair Market Value” means:

(i) with respect to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents, and

(ii) with respect to any security or other property (other than cash or cash equivalents), the fair market value of such security or other property:

(A) for so long as the Investor Parties hold any shares of Series C Preferred Stock, as determined by a majority of the Other Directors or an authorized committee thereof (such committee to consist solely of Other Directors), in each case acting in good faith, (x) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $25,000,000, or (y) after receipt of a valuation opinion from an Independent Financial Advisor in all other cases; and

(B) at such time as the Investor Parties no longer hold shares of Series C Preferred Stock, as reasonably determined by a majority of the Board or an authorized committee thereof, in each case acting in good faith.

“Fall-Away of Investor Board Rights” means the first day on which the 25.0% Beneficial Ownership Requirement is not satisfied.

“Final Change of Control Notice” has the meaning set forth in Section8(c).

“Holder” means a Person in whose name shares of the SeriesC Preferred Stock are registered, which Person shall be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of SeriesC Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of SeriesC Preferred Stock in violation of Article V of the Investor Rights Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a Holder.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Corporation and (ii) so long as the Investor Parties satisfy the 5.0% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Investment Agreement” means the investment agreement between the Corporation and the Investor dated as of December 17, 2015.

“Investor” means Cleveland Apple Investor L.P. (f/k/a/ Cleveland Apple Investor LLC).

“Investor Party” or “Investor Parties”, as applicable, means the Investor and each Affiliate of the Investor to whom shares of Series C Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 5.02 of the Investor Rights Agreement.

“Investor Related Parties” has the meaning set forth in Section 15.

“Investor Rights Agreement” means the investor rights agreement between the Corporation and the Investor dated as of the Closing Date (as defined in the Investment Agreement), with respect to certain terms and conditions concerning, among other things, additional rights of and restrictions on the Holders.

“Investor Transactions” has the meaning set forth in Section 15.

“Issuance Date” means, with respect to any share of Series C Preferred Stock, the date of issuance of such share.

“Issue Date” means the Closing Date (as defined in the Investment Agreement).

“Junior Stock” means the Common Stock and any other class or series of Capital Stock now existing or hereafter authorized other than (i)the SeriesC Preferred Stock and the Series D Preferred Stock, (ii)any class or series of Parity Stock and (iii)any class or series of Senior Stock. “Junior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Junior Stock.

“Liquidation Preference Amount” has the meaning set forth in Section5(a).

“Mandatory Conversion” has the meaning set forth in Section9(a).

“Majority Investor Parties” means, as of any date of determination, Investor Parties that beneficially own (excluding any duplicative beneficial ownership) shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock that represent, in the aggregate and on an as converted basis, more than 50.0% of the number of shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock, on an as converted basis, held by the Investor Parties as of the applicable date of determination.

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“National Securities Exchange” means the NYSE or the NASDAQ Stock Market.

“North America Investment Agreement” means the Separation and Investment Agreement, dated as of December 17, 2015, among the Corporation, C-A NA LLC, a wholly-owned Subsidiary of the Corporation, and Cleveland NA Investors LLC.

“Notice of Mandatory Conversion” has the meaning set forth in Section9(b).

“NYBCL” has the meaning set forth in the recitals above.

“NYSE” means the New York Stock Exchange and its successors.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation.

“Other Director” means a member of the Board that is not appointed or elected solely by Holders of Series C Preferred Stock.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned subsidiary.

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the SeriesC Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Parity Stock” shall include the Series D Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Participating Dividends” has the meaning set forth in Section 4(a).

“Permitted Secured Debt” means indebtedness of the Corporation and its Subsidiaries in an aggregate principal amount not to exceed the amount of indebtedness permitted to be secured by the terms the Revolving Credit Agreement and designated as “Permitted Secured Debt” by the Corporation to the Holders (it being understood that indebtedness incurred under the Revolving Credit Agreement shall be deemed to be “Permitted Secured Debt”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental entity or other entity.

“Preferred Certificates” has the meaning set forth in the definition of the term “Common Stock Requirements”.

“Preferred Director” has the meaning set forth in Section12(c)(i).

“Preferred Stock” has the meaning set forth in the recitals above.

“Pro Rated Regular Dividends” means, as of any date of determination, an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since, but not including, the last Regular Dividend Calculation Date to, and including, the date of determination, divided by (y) 90.

“Qualifying Offer” has the meaning set forth in Section 10(a)(ii).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the SeriesC Preferred Stock, and its successors and assigns.

“Regular Dividend Calculation Date” has the meaning set forth in Section 4(b).

“Regular Dividends” has the meaning set forth in Section 4(b).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of June 5, 2015, among, inter alios, the Corporation, Avon International Operations, Inc. and Citibank, N.A., as Administrative Agent, as in effect on December 17, 2015.

“Reorganization Event” has the meaning set forth in Section11(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks senior to the SeriesC Preferred Stock and has preference or priority over the SeriesC Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“SeriesC Preferred Stock” has the meaning set forth in Section1.

“SeriesD Certificate of Amendment” has the meaning set forth in the definition of the term “Series D Preferred Stock”.

“SeriesD Preferred Stock” means the series of Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Amendment of the Corporation’s Certificate of Incorporation filed with the Department of the State of New York on the date this Certificate is first filed with the Department of the State of New York (the “Series D Certificate of Amendment”).

“Stated Dividend Value” on any Regular Dividend Calculation Date means $1,000 per share of Series C Preferred Stock plus, without duplication, any accrued and unpaid Regular Dividends accumulated prior to such Regular Dividend Calculation Date.

“Stated Value” means $1,000 per share of Series C Preferred Stock, as such amount may be (x) increased by the per share amount of any undeclared or (without duplication) unpaid Regular Dividend pursuant to Section (4)(c) and (y) decreased, effective as of the date of such payment, by the per share amount of any previously accumulated and unpaid Regular Dividend previously added to the Stated Value upon payment in cash or, as permitted in Section6 or Section 9, in shares of Series D Preferred Stock or Common Stock.

“Stockholder Approval” means all approvals, if any, of the stockholders of the Corporation required for the removal of the Conversion Cap in compliance with the Rule 312.03 of the NYSE Listed Company Manual or any successor rule.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a Business Day on which the Relevant Exchange is open for business and on which there has not occurred a Market Disruption Event.

“Transaction Document” has the meaning set forth in the North America Investment Agreement.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the SeriesC Preferred Stock, and such Person’s successors and assigns. The Transfer Agent initially shall be Computershare Trust Company, N.A.

“Trigger Event” has the meaning set forth in Section10(a)(vi).

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “AVP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

SECTION 3. Rank. The SeriesC Preferred Stock shall, with respect to payment of dividends, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, (i)rank senior and prior to the Common Stock and each other class or series of Junior Stock, (ii)rank on a parity with each other class or series of Parity Stock and (iii)rank junior to each class or series of Senior Stock, in each case whether such Junior Stock, Parity Stock or Senior Stock, as applicable, is outstanding as of the date of this Certificate or issued in the future.

SECTION 4. Dividends. (a) Holders shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid in cash on the shares of Common Stock as if the shares of Series C Preferred Stock then outstanding were converted into shares of Common Stock immediately prior to each applicable Record Date (in the manner described in Section 6 below) (the “Participating Dividends”). Participating Dividends shall be payable when, as and if declared by the Board, provided that Participating Dividends shall be payable on the same terms and on the same date as the applicable dividend is paid to the holders of Common Stock.

(b) Regular Dividends shall be calculated on a quarterly basis on the last day of each fiscal quarter (each such day a “Regular Dividend Calculation Date”). “Regular Dividend” shall mean, for any fiscal quarter, the product of (i) the Dividend Rate and (ii) the Stated Dividend Value on such Regular Dividend Calculation Date, as adjusted in accordance with this Section 4(b). In any fiscal quarter, the Regular Dividend shall be reduced by any Participating Dividends paid in such quarter, provided that in no event shall the Regular Dividend for any quarter be less than zero. During the period from the Issuance Date of any share of Series C Preferred Stock to the first Regular Dividend Calculation Date following the Issuance Date of such share, the Regular Dividend shall be calculated as an amount equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the Issuance Date of such share divided by (y) 90. During the period from the last Regular Dividend Calculation Date prior to the seventh (7th) anniversary of the Issue Date to the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days from such last Regular Dividend Calculation Date to the seventh (7th) anniversary of the Issue Date divided by (y) 90. During the period from the seventh (7th) anniversary of the Issue Date to the first Regular Dividend Calculation Date following the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the seventh (7th) anniversary of the Issue Date divided by (y) 90.

(c) Regular Dividends, whether or not declared, for each share of Series C Preferred Stock shall accrue from day to day and be cumulative beginning on the Issuance Date of such share of Series C Preferred Stock and ending on the date such share of SeriesC Preferred Stock ceases to be outstanding; provided, however, that, except to the extent not otherwise previously paid in accordance herewith, such Regular Dividends shall be payable on the seventh (7th) anniversary of the Issue Date and each subsequent Regular Dividend Calculation Date, when, as, and if declared by the Board. Any unpaid dividends accrued prior to and existing after the seventh (7th) anniversary of the Issue Date shall continue to accrue, and be compounded quarterly, at 5.0% per quarter until paid. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any quarterly period there have been funds of the Corporation legally available for the payment of such Regular Dividends. The Corporation may elect to pay any such accumulated dividends in cash at any time or from time to time in whole or in part, and, effective as of the date of such payment, the Stated Value shall decrease by the per share amount so paid.

(d) Regular Dividends may, at the Corporation’s option, be paid in (i) cash, (ii) if the Common Stock Requirements are currently satisfied, in shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of the Regular Dividend otherwise payable in cash or (iii) solely as permitted in Section 6 or Section 9, in Series D Preferred Stock. For the avoidance of doubt, any issuance of Common Stock or Series D Preferred Stock in satisfaction of a dividend in accordance with this Certificate constitutes “payment” of the dividend for all purposes under this Certificate.

(e) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Regular Dividends then accumulated with respect to the Series C Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the Stated Value on all shares of Series C Preferred Stock held by each such Holder. When Regular Dividends are not paid in full upon the shares of Series C Preferred Stock, all Regular Dividends declared on Series C Preferred Stock and dividends on any other Parity Stock shall be paid pro rata so that the amount of Regular Dividends so declared on the shares of Series C Preferred Stock and dividends on each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends (for the full amount of dividends that would be payable for the most recently payable quarterly period if dividends were declared in full on all such Parity Stock) on the shares of Series C Preferred Stock and such other class or series of Parity Stock bear to each other.

(f) Each Regular Dividend and Participating Dividend and any other dividend declared by the Board shall be payable to the Holders of record as they appear on the stock records of the Corporation at the close of business on such record dates as may be established by the Board, which shall be not more than 30 days nor less than 10 days preceding the applicable dividend payment date.

(g) From and after the time, if any, that the Corporation shall have failed to pay all accumulated and unpaid Regular Dividends or Participating Dividends, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock or Parity Stock) by the Corporation, directly or indirectly, until all such Regular Dividends or Participating Dividends have been paid in full without the consent of a majority of the Holders; provided that the foregoing limitation shall not apply to:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(ii) an exchange, redemption, reclassification or conversion of (A) any class or series of Junior Stock for any class or series of Junior Stock or (B) any class or series of Parity Stock for any class or series of Parity Stock;

(iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock, including any dividend paid on shares of Series D Preferred Stock in additional shares of Series D Preferred Stock;

(iv) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock; provided that such purchases of Junior Stock do not exceed the proceeds of such sale;

(v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall, with respect to each share of SeriesC Preferred Stock held by each such Holder, be entitled to receive the greater of (i)the Stated Value per share of SeriesC Preferred Stock, plus, without duplication, an amount equal to any dividends or distributions payable thereon pursuant to Section4 hereof and remaining unpaid thereon and (ii)the payment such Holders would have received had such Holders, immediately prior to such liquidation, dissolution or winding up, converted such shares of SeriesC Preferred Stock into shares of Common Stock at the applicable Conversion Price set forth in Section6 hereof (the greater of (i) and (ii), the “Liquidation Preference Amount”), in each case under clause(i) or (ii), out of assets legally available therefor before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Stock. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section5(a) to all Holders and all holders of any Parity Stock having pari passu rights as to dissolution, liquidation or winding up of the affairs of the Corporation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or any part of the property and assets of the Corporation shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

SECTION 6. Right of the Holders to Convert. (a) Subject to the provisions of Section7, each Holder shall have the right, at any time and from time to time, at such Holder’s option, to convert any or all of such Holder’s shares of SeriesC Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. Each share of SeriesC Preferred Stock shall be convertible into (i)the number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) determined by dividing (A)the Stated Value immediately prior to such conversion (less any accrued and unpaid dividends satisfied contemporaneously with the conversion pursuant to clause (ii) below) by (B)the Conversion Price in effect at the close of business on the applicable Conversion Date, plus (ii) (x) cash in an amount equal to the amount of accrued and unpaid Regular Dividends for all completed dividend periods and (y) cash in an amount equal to Pro Rated Regular Dividends, plus (iii) cash in lieu of fractional shares in accordance with Section10(j); provided that, in lieu of any cash payable pursuant to clause (ii) above, the Corporation may, at its option, (A) declare and pay a dividend to each Holder payable in a number of shares of Series D Preferred Stock such that the sum of the liquidation preference of such shares, in the aggregate, equals the cash payable pursuant to clause (ii) above, or (B) if the Common Stock Requirements are satisfied, declare and pay a dividend to each Holder payable in a number of shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of cash payable pursuant to clause (ii) above, or (C) declare and pay a dividend to each Holder payable in any combination thereof.

(b) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the SeriesC Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of SeriesC Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of SeriesC Preferred Stock (i)shall be duly authorized, validly issued and fully paid and non-assessable, (ii)shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii)shall be approved for listing on the NYSE if shares of Common Stock generally are so listed (or any other National Securities Exchange on which the Common Stock is listed).

(c) Notwithstanding anything herein to the contrary, prior to the receipt of any applicable Stockholder Approval, the SeriesC Preferred Stock shall not, under any circumstances, be convertible into more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Issue Date (subject to proportionate adjustment as described in Section10) in connection with such conversion (such limitation, the “Conversion Cap”); provided that if the Series C Preferred Stock would at any time be convertible into a number of shares of Common Stock exceeding the Conversion Cap but for the preceding sentence, the Corporation shall, upon the written request of Holders holding a majority of the outstanding Series C Preferred Stock, hold a meeting of its stockholders within one hundred twenty (120) days following such request and use its commercially reasonable efforts to obtain the approval of its stockholders for the transactions described herein.

SECTION 7. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of SeriesC Preferred Stock pursuant to this Section7(a):

(i) complete and manually sign the conversion notice (the “Conversion Notice”) provided by the Conversion Agent, and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditioned on the completion of a Change of Control or other corporate transaction as specified in reasonable detail in such Conversion Notice;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of SeriesC Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section21.

The foregoing clauses(ii), (iii) and (iv) shall be conditions for the benefit of the Corporation to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section9.

The “Conversion Date” means (A) the date on which a Holder complies with the procedures in this Section7(a) (including the satisfaction, or waiver by the Holder, of all conditions to conversion set forth in the Conversion Notice (written notice of which satisfaction or waiver has been provided to the Conversion Agent)) or (B) the date or time specified by the Corporation for a Mandatory Conversion pursuant to Section9, in each case, with regard to shares of SeriesC Preferred Stock subject to such conversion.

(b) Effect of Conversion. Holders at the close of business on the record date for any payment of a Participating Dividend or Regular Dividend shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such record date, if and when paid, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of SeriesC Preferred Stock for conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of SeriesC Preferred Stock, such shares of SeriesC Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, shares of Series D Preferred Stock, cash, securities or other property issuable upon conversion of SeriesC Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or shares of Series D Preferred Stock, cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant conversion procedures contained in Section7(a) (and in any event no later than three (3) Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section10(j)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of SeriesC Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Corporation shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(d) No Adjustment. No adjustment to shares of SeriesC Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon such conversion shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date.

(e) Status of Converted or Reacquired Shares. Shares of SeriesC Preferred Stock converted in accordance with this Certificate, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall upon their retirement and any filing required by the NYBCL become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 8. Change of Control Exchange. (a) Upon the occurrence of a Change of Control, each Holder of outstanding shares of SeriesC Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, to either (i) require the Corporation (or its successor) to purchase, out of funds legally available therefor, any or all of its shares of SeriesC Preferred Stock at a purchase price per share of Series C Preferred Stock, payable in cash, equal to the applicable Stated Value or (ii) receive, for each share of SeriesC Preferred Stock, an amount of cash, securities or other property that such Holder would have received if such share of SeriesC Preferred Stock were converted to shares of Common Stock immediately prior to the consummation of such Change of Control (determined, in the event that holders of Common Stock were afforded an opportunity to elect a form of consideration, as if such Holder made no such election) (each, a “Change of Control Exchange”); provided that no payment of any kind shall be made to such Holder in connection with a Change of Control Exchange until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof).

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control will or is reasonably likely to occur or has occurred), a written notice shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred).

(c) Final Change of Control Notice. On the Change of Control Effective Date (or if the Corporation discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice (the “Final Change of Control Notice”) shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date, which shall be twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, by which the Holder must elect to effect a Change of Control Exchange;

(ii) the amount of cash, securities or other property that such Holder would receive if such Holder elects to exchange a share of SeriesC Preferred Stock for the amount of cash, securities or other property that such Holder would have received if such share of SeriesC Preferred Stock were converted to shares of Common Stock immediately prior to the consummation of such Change of Control pursuant to Section8(a);

(iii) the purchase or exchange date for such shares, which shall be no greater than twenty (20) Business Days from the date by which the Holder must elect to effect a Change of Control Exchange; and

(iv) the instructions a Holder must follow to effect a Change of Control Exchange in connection with such Change of Control.

(d) Change of Control Exchange Procedure. To exercise a Change of Control Exchange, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, surrender to the Conversion Agent the certificates (if any) representing the shares of SeriesC Preferred Stock to be sold or exchanged and indicate in writing that it is electing to effect a Change of Control Exchange pursuant to Section8(a)(i) or Section8(a)(ii), as applicable.

(e) Delivery upon Change of Control Exchange. Upon a Change of Control Exchange, the Corporation shall deliver or cause to be delivered to the Holder (i)by mail or wire transfer (at the Holder’s election) the purchase price payable upon the purchase by the Corporation of such Holder’s shares of SeriesC Preferred Stock (in the case of an exercise pursuant to Section8(a)(i)) or (ii)an amount of cash, securities or other property to be delivered to such Holder in exchange for its shares of SeriesC Preferred Stock (in the case of an exercise pursuant to Section8(a)(ii)).

(f) Unexchanged Shares Remain Outstanding. If a Holder does not elect to effect a Change of Control Exchange pursuant to this Section8 with respect to all of its shares of SeriesC Preferred Stock, the shares of SeriesC Preferred Stock held by it and not surrendered for exchange will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

(g) Partial Exercise of Change of Control Exchange. In the event that a Change of Control Exchange is effected with respect to shares of SeriesC Preferred Stock representing less than all the shares of SeriesC Preferred Stock held by a Holder, upon such Change of Control Exchange, the Corporation shall execute and the Transfer Agent shall, unless otherwise instructed in writing by the Corporation, countersign and deliver to such Holder, at the expense of the Corporation, a certificate evidencing the shares of SeriesC Preferred Stock held by the Holder as to which a Change of Control Exchange was not effected.

SECTION 9. Mandatory Conversion. (a) The Corporation shall have the right, at its option, to cause all, but not less than all, of the outstanding shares of the SeriesC Preferred Stock to be converted into consideration equal to the consideration the Holder would have received upon a conversion effected pursuant to Section 6 if, (1)for the period of 30 consecutive Trading Days ending on the Trading Day preceding the date on which the Corporation sends a Notice of Mandatory Conversion, the VWAP of the Common Stock exceeds 200% of the then applicable Conversion Price of the SeriesC Preferred Stock; (2)on the Conversion Date for such Mandatory Conversion, a registration statement relating to the Common Stock issuable upon such Mandatory Conversion shall be effective with the SEC and the Common Stock shall be listed on the NYSE or any other National Securities Exchange; and (3) no Event of Noncompliance pursuant to Section 13(a)(iv) or (v) has occurred and is continuing (collectively, a “Mandatory Conversion”).

(b) Notice of Mandatory Conversion. In order to effect a Mandatory Conversion, the Corporation shall send, by overnight courier, to the Holders as they appear in the records of the Corporation a notice of such conversion (such notice, a “Notice of Mandatory Conversion”). The Conversion Date for such Mandatory Conversion shall be a date selected by the Corporation and shall be no less than ten (10) Business Days and no greater than twenty (20) Business Days after the date on which the Corporation provides such Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Conversion Date for the Mandatory Conversion; and

(ii) the Conversion Price as in effect on the date of the Notice of Mandatory Conversion and the number of shares of Common Stock and, if applicable, the number of shares of Series D Preferred Stock to be issued upon conversion of each share of SeriesC Preferred Stock.

SECTION 10. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Price will be subject to adjustment, without duplication, under the following circumstances, except that the Corporation shall not make any adjustment to the Conversion Price in respect of any dividend or distribution covered by this Section10(a) to the extent a Holder participates in such dividend or distribution equally and ratably on an as-converted basis for the shares of SeriesC Preferred Stock held by such Holder.

(i) the issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x (OS0 / OS1)

CP0	=
the Conversion Price in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

CP1	=
the new Conversion Price in effect immediately after the close of business on (i)the Record Date for such dividend or distribution or (ii)the effective date of such subdivision, combination or reclassification

OS0	=
the number of shares of Common Stock outstanding immediately prior to the close of business on (i)the Record Date for such dividend or distribution or (ii)the effective date of such subdivision, combination or reclassification

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause(i) shall be effective immediately prior to the open of business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination or reclassification.

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(ii) the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or an exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section10(a)(iv)) by the Corporation or a Subsidiary of the Corporation for all or any portion of the Common Stock (a “Qualifying Offer”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), in which event the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date shall be adjusted based on the following formula:

CP1 = CP0 x [(SP1 x OS0) / (FMV + (SP1 x OS1))]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date

FMV	=	the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0	=
the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer)

OS1	=
the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer)

SP1	=	the arithmetic average of the VWAP for each of the five (5) consecutive full Trading Days commencing with, and including, the Expiration Date

Such adjustment shall occur on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date, and notwithstanding anything to the contrary in Section6, the Holders shall not be entitled to convert any shares of SeriesC Preferred Stock prior to such fifth (5th) Trading Day.

(iii) the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than cash in lieu of fractional shares), cash, shares of any class of Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A)dividends or distributions referred to in Section10(a)(i), (B)rights, options or warrants distributed in connection with a stockholder rights plan, (C)Distribution Transactions as to which Section10(a)(iv) shall apply or (D) options or warrants referred to in Section 10(a)(v) (any of such shares of Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [(SP0 - FMV) / SP0]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CP1	=	the new Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	=	the Current Market Price as of the Record Date for such dividend or distribution

FMV	=
the Fair Market Value of the portion of Distributed Property (or, with respect to dividends or distributions paid exclusively in cash, the amount in cash) distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(iv) the Corporation effects a Distribution Transaction, in which case the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CP1 = CP0 x [MP0 / (FMV + MP0)]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction

FMV	=
the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for such purpose), for each of the five (5) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0	=	the arithmetic average of the VWAP for each of the five (5) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

Such adjustment shall occur on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction, and notwithstanding anything to the contrary in Section6, the Holders shall not be entitled to convert any shares of SeriesC Preferred Stock prior to such fifth (5th) Trading Day.

(v) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 10(a)(vi) shall apply) options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring sixty (60) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Price will be decreased based on the following formula:

CP1 = CP0 x (OS0+Y) / [(OS0+X)]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CP1	=	the new Conversion Price in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (v), in determining whether any rights, options or warrants entitle the Holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (v) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Price that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(vi) If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series C Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of

Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Price will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section 10(a)(iii), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Conversion Price shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 10(a)(i) or Section 10(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights. Notwithstanding the foregoing, to the extent any such rights are exchanged by the Corporation for shares of Common Stock, the Conversion Price shall be appropriately readjusted as if such rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Section10(a)(i).

Notwithstanding anything to the contrary in the preceding two paragraphs of this Section10, no adjustment shall be required to be made to the Conversion Price with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives SeriesC Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/10th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or a decrease to the Conversion Price of at least $0.01; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided further that any such adjustment of less than $0.01 that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section10, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section10, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) No adjustment to the Conversion Price will be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation (including any dividends of Common Stock in which Holders are entitled to participate pursuant to Section4) and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security; or

(D) for a change in the par value of the Common Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Price under this Section10, any subsequent event requiring an adjustment under this Section10 shall cause an adjustment to such Conversion Price as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Tax Adjustments. The Corporation may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by this Section10, as a majority of the Other Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g) Optional Adjustments. The Corporation may, but shall not be required to, from time to time, to the extent permitted by applicable law and in its sole discretion, reduce the Conversion Price by any amount for any period of at least twenty (20) Business Days if a majority of the Other Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) has determined that such reduction would be in the Corporation’s best interests.

(h) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section10, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section10(f) or Section10(g):

(i) compute the adjusted applicable Conversion Price in accordance with this Section10 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

(i) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section10(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any SeriesC Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of SeriesC Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section10.

(j) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Corporation’s sole discretion, either (i)an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii)one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of SeriesC Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of SeriesC Preferred Stock of such Holder that are being converted on any single Conversion Date.

SECTION 11. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case pursuant to which at least a majority of the Common Stock (but not the SeriesC Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Stock (but not the SeriesC Preferred Stock) is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the SeriesC Preferred Stock) into other securities;

(each of which is referred to as a “Reorganization Event”), each share of SeriesC Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section11(d), remain outstanding, but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distributions on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of SeriesC Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of SeriesC Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Stated Value applicable at the time of such conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons; providedfurther that to the extent that any portion of the Exchange Property consists of property (any such property, “Disqualified Exchange Property”) that does not constitute Qualified Equity Interests (as defined in the Revolving Credit Agreement), no payment of Disqualified Exchange Property shall be made to such Holder upon conversion of a share of Series C Preferred Stock following such Reorganization Event until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof). If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section11(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b) Successive Reorganization Events. The above provisions of this Section11 shall similarly apply to successive Reorganization Events and the provisions of Section10 shall apply to any shares of Capital Stock (or capital stock of any other Person) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Corporation (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section11.

(d) Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the SeriesC Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section11 and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the SeriesC Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event or the applicable Exchange Property.

SECTION 12. Voting Rights.

(a) General. Subject, with respect to the Investor Parties, to Section 2.07 of the Investor Rights Agreement, the Holders of shares of SeriesC Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock (together with any other class or series of Capital Stock then entitled to vote with the Common Stock), except as prohibited by applicable law. Each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of SeriesC Preferred Stock held of record by such Holder could then be converted pursuant to Section6 (taking into account, prior to the receipt of any applicable Stockholder Approval, the Conversion Cap) at the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at the date on which such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting or action by written consent of holders of Common Stock as if they were holders of Common Stock.

(b) Adverse Changes. As long as any shares of Series C Preferred Stock are outstanding, unless a greater percentage shall be required by applicable law, the vote or consent of the Holders of at least a majority of the shares of Series C Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for:

(i) effecting or validating any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation (including this Certificate) that would adversely affect the relative rights, preferences or privileges or voting power of the SeriesC Preferred Stock, whether or not such approval is required pursuant to the NYBCL;

(ii) issuing any Senior Stock or Parity Stock other than the authorization and issuance of the Series D Preferred Stock in accordance with the Investor Rights Agreement and this Certificate;

(iii) delisting the Common Stock from the NYSE or any other National Securities Exchange upon which the Common Stock is then listed if after giving effect to such delisting the Common Stock would not be listed on a National Securities Exchange, other than transactions that result in a Change of Control; or

(iv) agreeing, whether in writing or otherwise, to do any of the foregoing if the Series C Preferred Stock would remain outstanding after giving effect to such transaction.

(c) Election. (i) Directors. From and after the Issue Date and until the Fall-Away of Investor Board Rights, the Majority Investor Parties shall have the exclusive right, voting separately as a class, to appoint and elect, either in writing without a meeting or by vote at any meeting called for the purpose, three (3) (or such lower number following the date on which the Investor Parties fail to satisfy the 75.0% Beneficial Ownership Requirement or the 50.0% Beneficial Ownership Requirement, as applicable, in each case as set forth in this Section12(c)) directors to the Board (each, a “Preferred Director”), subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(ii) Term. Each Preferred Director shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualifies in accordance with this Section12(c) and the Bylaws of the Corporation, unless such Preferred Director is earlier removed in accordance with clause(iii) below, resigns (including at the request of a majority of the Other Directors in accordance with Section 2.05 of the Investor Rights Agreement) or is otherwise unable to serve. In the event a Preferred Director is removed, resigns or is unable to serve as a member of the Board, subject to clause (iv) below and Section 2.03 of the Investor Rights Agreement, the Majority Investor Parties, voting separately as a class, shall have the right to fill such vacancy. A Preferred Director may only be elected to the Board by the Majority Investor Parties in accordance with this Section12(c) and subject to Section 2.03 of the Investor Rights Agreement. In the event that the Majority Investor Parties have the right to appoint and elect a Preferred Director pursuant to Section12(c)(i) but have not exercised such right, (A)a majority of the remaining Preferred Directors then serving on the Board shall have the right to appoint an additional Preferred Director to fill such vacancy or (B)such Preferred Director’s seat on the Board shall remain vacant until the earlier of the exercise or termination of such right.

(iii) Removal. Subject to clause (iv) below and to Section 2.05 of the Investor Rights Agreement, any Preferred Director may be removed from office at any time, with or without cause, by the Majority Investor Parties, either in writing without a meeting or by vote at any meeting called for the purpose. For the avoidance of doubt, the Majority Investor Parties shall only have the right to remove a Preferred Director appointed or elected by the Majority Investor Parties or Preferred Directors and only during such time as the Majority Investor Parties shall have the right to fill the resulting vacancy in accordance with this Section12(c) and the Investor Rights Agreement.

(iv) Reduction of Preferred Directorships.

(A) From and after the date the Investor Parties fail to satisfy the 75.0% Beneficial Ownership Requirement and until the date the Investor Parties fail to satisfy the 50.0% Beneficial Ownership Requirement, the Majority Investor Parties shall have the exclusive right to appoint and elect, voting separately as a class, either in writing without a meeting or by vote at any meeting called for the purpose, two (2) Preferred Directors to the Board, subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(B) From and after the date the Investor Parties fail to satisfy the 50.0% Beneficial Ownership Requirement and until the Fall-Away of Investor Board Rights, the Majority Investor Parties shall have the exclusive right to appoint and elect, voting separately as a class, either in writing without a meeting or by vote at any meeting called for the purpose, one (1) Preferred Director to the Board, subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(C) The right of the Majority Investor Parties, voting separately as a single class, to appoint and elect any Preferred Directors shall terminate upon the occurrence of the Fall-Away of Investor Board Rights.

(v) Non-Limitation of Voting Rights. For the avoidance of doubt but subject to Section 2.03 of the Investor Rights Agreement, the right of the Investor Parties to vote for the election of the Preferred Directors shall be in addition to the right of such Investor Parties as Holders to vote together with the holders of Common Stock (and any other class or series of Capital Stock entitled to vote thereon with the Common Stock) for the election of the other members of the Board.

(vi) Board Rights Waiver. At any time, the Majority Investor Parties may deliver a written notice to the Corporation irrevocably waiving the rights and privileges under this Section 12(c) (a “Board Rights Waiver”). Following the delivery of a Board Rights Waiver, the Fall-Away of Investor Board Rights shall be deemed to have occurred solely for the purposes of this Section 12(c).

(d) Voting. Subject, with respect to the Investor Parties, to Section 2.07 of the Investor Rights Agreement, each Holder of SeriesC Preferred Stock will have one vote per share on any matter on which Holders of SeriesC Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

SECTION 13. Events of Noncompliance.

(a) Definition. An “Event of Noncompliance” shall have occurred if (i) the Corporation fails to pay in full on or prior to the seventh (7th) anniversary of the Issue Date all unpaid Regular Dividends which have or would have accrued through and including the seventh (7th) anniversary of the Issue Date; (ii) the Corporation fails to pay in full all unpaid Regular Dividends which have accrued after the seventh (7th) anniversary of the Issue Date on or prior to the applicable dividend payment date; (iii) the Corporation fails to declare and pay in full all Participating Dividends if, as and when required by Section 4; (iv) the Corporation fails to effect any conversion as required by Section 6; (v) the Corporation fails to effect any Change of Control Exchange as required by Section 8; or (vi) the Corporation breaches its obligations under Section 10, Section 11 or Section 12 and such breach has not been cured within 30 days of its occurrence. The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions. An Event of Noncompliance shall be deemed to no longer exist if, (a) in the case of an Event of Noncompliance described in clause (i) or (ii) above, all such Regular Dividends have been paid in full, (b) in the case of an Event of Noncompliance described in clause (iii) above, all such Participating Dividends have been paid in full, (c) in the case of an Event of Noncompliance described in clause (iv) above, such conversion has been effected, (d) in the case of an Event of Noncompliance described in clause (v) above, such Change of Control Exchange has been effected and (e) in the case of an Event of Noncompliance described in clause (vi) above, such breach has been cured.

(b) Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance pursuant to Section 13(a)(i)) and is continuing, the Dividend Rate for such outstanding Shares of Series C Preferred Stock will increase by 0.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance.

(ii) If any Event of Noncompliance has occurred, each Holder shall also have any other rights which such Holder is entitled to under any contract or agreement in effect at any time and any other rights which such Holder may have pursuant to applicable law.

SECTION 14. Preemptive Rights. Except as expressly provided in the Investor Rights Agreement, the Holders shall not have any preemptive rights.

SECTION 15. Corporate Opportunities. Notwithstanding anything contained herein or in any other Transaction Document, so long as the 25.0% Beneficial Ownership Requirement is satisfied, the Investor Parties, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), in each case without any prior Corporation, Board or shareholder notification or approval; provided, that if the Corporation, to the Investor Party’s knowledge, is considering the same Investor Transaction, the Investor will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 15. For the avoidance of doubt, this Section 15 shall survive the conversion of any or all of the shares of Series C Preferred Stock into shares of Common Stock so long as the 25.0% Beneficial Ownership Requirement is satisfied.

SECTION 16. Term. Except as expressly provided in this Certificate, the shares of SeriesC Preferred Stock shall not be redeemable or otherwise mature.

SECTION 17. Creation of Capital Stock. Subject, with respect to the Investor Parties, to Section 2.08 of the Investor Rights Agreement, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock.

SECTION 18. No Sinking Fund. Shares of SeriesC Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the SeriesC Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the SeriesC Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Corporation shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the SeriesC Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

(b) Certificates Following Conversion. If physical certificates evidencing the SeriesC Preferred Stock are issued, the Corporation shall not be required to issue replacement certificates representing shares of SeriesC Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause(a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of SeriesC Preferred Stock formerly evidenced by the physical certificate.

SECTION 21. Taxes. (a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of SeriesC Preferred Stock or shares of Common Stock or other securities issued on account of SeriesC Preferred Stock pursuant hereto, or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of SeriesC Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of SeriesC Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of SeriesC Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Person in respect of which such withholding (or backup withholding) was made. The Corporation shall promptly notify a Holder if it determines that it has such requirement to withhold and give such Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the Holder with copies of any tax certificate or other documentation evidencing such payment.

(c) Indemnity. If the Corporation remits amounts to a taxing authority representing amounts required to be withheld under applicable law with respect to a Holder (as determined by the Corporation in its sole discretion), then such Holder shall indemnify the Corporation for the full amount remitted (including interest, penalties, additions and related expenses), to the extent such amounts were not previously offset against a cash payment otherwise payable to such Holder hereunder.

SECTION 22. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Certificate shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice): (i)if to the Corporation, to its office at Avon Products, Inc., 777 Third Avenue, New York, NY 10017-1307 (Attention: General Counsel) or (ii)if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent).

SECTION 23. Facts Ascertainable. When the terms of this Certificate refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation, and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Issue Date, the number of shares of SeriesC Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in this Certificate to the contrary, (a) any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of SeriesC Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of SeriesC Preferred Stock then outstanding and (b) any right of the Investor Parties granted hereunder may be waived as to all Investor Parties upon the written consent of the Majority Investor Parties.

SECTION 25. Interpretation. When a reference is made in this Certificate to a Section, such reference shall be to a Section of this Certificate unless otherwise indicated. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include”, “includes” or “including” are used in this Certificate, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Certificate, shall refer to this Certificate as a whole and not to any particular provision of this Certificate. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Certificate are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to the masculine, feminine or neuter gender shall include each other gender. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day.

SECTION 26. Severability. If any term of the SeriesC Preferred Stock set forth herein is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions set forth herein which can be given effect without the invalid, illegal or unenforceable term shall nevertheless remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 25th day of February 2016.

AVON PRODUCTS, INC.

By:	/s/James S. Scully
Name: James S. Scully
Title: Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

AVON PRODUCTS, INC.

Under Section 805 of the Business Corporation Law of the State of New York

The undersigned, James S. Scully, Executive Vice President and Chief Financial Officer of Avon Products, Inc. (the “Corporation”), pursuant to the provisions of Sections 502 and 805 of the Business Corporation Law of the State of New York, does hereby certify as follows:

1. The name of the Corporation is Avon Products, Inc. and the name under which the Corporation was formed is California Perfume Company, Inc.

2. The Certificate of Incorporation forming the Corporation was filed by the Department of State of the State of New York on January27, 1916.

3. The Corporation is presently authorized to issue 25,000,000 shares of preferred stock having a par value of $1.00 per share (the “Preferred Stock”). No series of Preferred Stock is presently outstanding. As authorized by Section502 of the Business Corporation Law of the State of New York (“NYBCL”) and Article III of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation has, before issuance, fixed the designation, preferences, privileges and voting power, and the restrictions and qualifications, of a new series of Preferred Stock to be known as Series D Preferred Stock.

4. The Certificate of Incorporation is hereby amended by the addition of the provisions set forth below in this Certificate (this “Certificate”), setting forth the number, designation, preferences, privileges and voting power of the Series D Preferred Stock as fixed by the Board of Directors of the Corporation and the restrictions and qualifications thereof.

* * * * *

Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors of the Corporation has duly authorized and approved, and created and provided for the issuance of, a series of Preferred Stock, in the amount and with the designation, preferences, privileges and voting powers and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, as set forth below in this Certificate, which has been duly adopted by the Board of Directors of the Corporation.

SECTION 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “Series D Preferred Stock” (the “SeriesD Preferred Stock”) and the number of authorized shares constituting the SeriesD Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board (as defined herein); provided that no decrease shall reduce the number of shares of SeriesD Preferred Stock to a number less than the number of shares of SeriesD Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into SeriesD Preferred Stock or payment of dividends on any outstanding securities issued by the Corporation payable in Series D Preferred Stock. Each share of SeriesD Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate. The Corporation shall not have the authority to issue fractional shares of SeriesD Preferred Stock.

SECTION 2. Definitions. As used herein with respect to SeriesD Preferred Stock:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

“Board” means the Board of Directors of the Corporation.

“Business Day”means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Capital Stock” means any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any

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transaction in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction;

(ii) consummation of (x) any consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property or (y) any recapitalization, reclassification or other extraordinary transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property; provided that neither (x) nor (y) shall include any such consolidation, merger, share exchange, recapitalization, reclassification or similar extraordinary transactions in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction; or

(iii) any transaction or series of transactions by which the Corporation or any successor or Parent Entity thereof is organized outside the United States of America.

“Change of Control Effective Date” has the meaning set forth in Section8(a).

“Change of Control Repurchase” has the meaning set forth in Section8(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.25 per share, of the Corporation or its successor.

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“Common Stock Requirements” means:

(i) the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days immediately prior to the payment of any Regular Dividend in Common Stock, exceeds $3.00 per share;

(ii) the average daily trading volume for the last thirty (30) Trading Days exceeds three (3) times the number of shares of Common Stock issued as a dividend under this Certificate, the Series C Certificate of Amendment or any other certificate of amendment of the Corporation providing for the issuance of preferred stock (collectively, the “Preferred Certificates”) within the last ninety (90) calendar days (including the current dividend payment);

(iii) the number of shares of Common Stock held by non-Affiliates of the Corporation exceeds ten (10) times the number of shares issued as a dividend under the Preferred Certificates within the last ninety (90) calendar days (including the current dividend payment);

(iv) a registration statement relating to all such shares of Common Stock to be issued with respect to any dividend payment shall be effective with the SEC and such shares shall be listed on the NYSE or another National Securities Exchange;

(v) the Corporation shall have obtained the approval of its stockholders for the issuance of Common Stock as dividends, if required by the rules of the NYSE or other National Securities Exchange on which the Common Stock is then listed or applicable law;

(vi) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no default or event of default exists under any agreement relating to material Debt of the Corporation or its Subsidiaries which is outstanding on the date of such Regular Dividend payment;

(vii) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no Event of Noncompliance exists under the Preferred Certificates, other than an Event of Noncompliance which would be cured by such payment of a Regular Dividend or concurrent payment under the other Preferred Certificates;

(viii) shares of Common Stock being issued in such Regular Dividend payment shall not be subject to any transfer restrictions under any agreement between the Holder or its Affiliates, on the one hand, and the Corporation or its Subsidiaries, on the other hand; and

(ix) neither the Holder receiving the shares of Common Stock nor, if applicable, the Preferred Directors are, on the date of such payment, subject to restrictions in trading in securities of the Corporation pursuant to the Corporation’s policies relating to trading in the securities (including restrictions on the Preferred Directors due to their possession of material nonpublic information).

“Corporation” has the meaning set forth in the recitals above.

“Debt” has the meaning set forth in the Revolving Credit Agreement.

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“Dividend Payment Price” means the arithmetic average of the VWAP per share of Common Stock for each of the five (5) consecutive full Trading Days ending on the Trading Day prior to the payment of a Regular Dividend in Common Stock.

“Dividend Rate” means 1.25%, as adjusted by Section 13(b).

“Event of Noncompliance” has the meaning set forth in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Change of Control Notice” has the meaning set forth in Section8(c).

“Holder” means a Person in whose name shares of the SeriesD Preferred Stock are registered, which Person shall be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of SeriesD Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of SeriesD Preferred Stock in violation of Article V of the Investor Rights Agreement shall be a Holder, and the Transfer Agent, Registrar and paying agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a Holder.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Corporation and (ii) so long as the Investor Parties beneficially own at least 5.0% of the outstanding shares of Series D Preferred Stock, is reasonably acceptable to the Investor Parties.

“Investment Agreement” means the investment agreement between the Corporation and the Investor dated as of December 17, 2015.

“Investor” means Cleveland Apple Investor L.P. (f/k/a/ Cleveland Apple Investor LLC).

“Investor Party” or “Investor Parties”, as applicable, means the Investor and each Affiliate of the Investor to whom shares of Series D Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 5.02 of the Investor Rights Agreement.

“Investor Related Parties” has the meaning set forth in Section 15.

“Investor Rights Agreement” means the investor rights agreement between the Corporation and the Investor dated as of the Closing Date (as defined in the Investment Agreement), with respect to certain terms and conditions concerning, among other things, additional rights of and restrictions on the Holders.

“Investor Transactions” has the meaning set forth in Section 15.

“Issuance Date” means, with respect to any share of Series D Preferred Stock, the date of issuance of such share.

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“Issue Date” means the Closing Date (as defined in the Investment Agreement).

“Junior Stock” means the Common Stock and any other class or series of Capital Stock now existing or hereafter authorized other than (i)the SeriesC Preferred Stock and the Series D Preferred Stock, (ii)any class or series of Parity Stock and (iii)any class or series of Senior Stock. “Junior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Junior Stock.

“Majority Investor Parties” means, as of any date of determination, Investor Parties that beneficially own (excluding any duplicative beneficial ownership) shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock that represent, in the aggregate and on an as converted basis, more than 50.0% of the number of shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock, on an as converted basis, held by the Investor Parties as of the applicable date of determination.

“Mandatory Redemption” has the meaning set forth in Section 9(a).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“National Securities Exchange” means the NYSE or the NASDAQ Stock Market.

“North America Investment Agreement” means the Separation and Investment Agreement, dated as of December 17, 2015, among the Corporation, C-A NA LLC, a wholly-owned subsidiary of the Corporation, and Cleveland NA Investors LLC.

“NYBCL” has the meaning set forth in the recitals above.

“NYSE” means the New York Stock Exchange and its successors.

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“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned subsidiary.

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the SeriesD Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Parity Stock” shall include the Series C Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Participating Dividends” has the meaning set forth in Section 4(a).

“Permitted Secured Debt” means indebtedness of the Corporation and its Subsidiaries in an aggregate principal amount not to exceed the amount of indebtedness permitted to be secured by the terms the Revolving Credit Agreement and designated as “Permitted Secured Debt” by the Corporation to the Holders (it being understood that indebtedness incurred under the Revolving Credit Agreement shall be deemed to be “Permitted Secured Debt”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental entity or other entity.

“Preferred Certificates” has the meaning set forth in the definition of the term “Common Stock Requirements”.

“Preferred Stock” has the meaning set forth in the recitals above.

“Pro Rated Regular Dividends” means, as of any date of determination, an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since, but not including, the last Regular Dividend Calculation Date to, and including, the date of determination, divided by (y) 90.

“Redemption Date” has the meaning set forth in Section 9(a).

“Redemption Price” has the meaning set forth in Section 9(a).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the SeriesD Preferred Stock, and its successors and assigns.

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“Regular Dividend Calculation Date” has the meaning set forth in Section 4(b).

“Regular Dividends” has the meaning set forth in Section 4(b).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of June 5, 2015, among, inter alios, the Corporation, Avon International Operations, Inc. and Citibank, N.A., as Administrative Agent, as in effect on December 17, 2015.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks senior to the SeriesD Preferred Stock and has preference or priority over the SeriesD Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“Series C Certificate of Amendment” has the meaning set forth in the definition of the term “Series C Preferred Stock”.

“SeriesC Preferred Stock” means the series of Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Amendment of the Corporation’s Certificate of Incorporation filed with the Department of the State of New York on the date this Certificate is first filed with the Department of the State of New York (the “Series C Certificate of Amendment”).

“SeriesD Preferred Stock” has the meaning set forth in Section1.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Stated Dividend Value” on any Regular Dividend Calculation Date means $1,000 per share of Series D Preferred Stock plus, without duplication, any accrued and unpaid Regular Dividends accumulated prior to such Regular Dividend Calculation Date.

“Stated Value” means $1,000 per share of Series D Preferred Stock, as such amount may be (x) increased by the per share amount of any undeclared or (without duplication) unpaid Regular Dividend pursuant to Section (4)(c) and (y) decreased, effective as of the date of such payment, by the per share amount of any previously accumulated and unpaid Regular Dividend previously added to the Stated Value upon payment in cash or, as permitted in Section 9, in shares of Common Stock.

“Trading Day” means a Business Day on which the Relevant Exchange is open for business and on which there has not occurred a Market Disruption Event.

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“Transaction Document” has the meaning set forth in the North America Investment Agreement.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent for the SeriesD Preferred Stock, and such Person’s successors and assigns. The Transfer Agent initially shall be Computershare Trust Company, N.A.

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “AVP (equity) AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

SECTION 3. Rank. The SeriesD Preferred Stock shall, with respect to payment of dividends, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, (i)rank senior and prior to the Common Stock and each other class or series of Junior Stock, (ii)rank on a parity with each other class or series of Parity Stock and (iii)rank junior to each class or series of Senior Stock, in each case whether such Junior Stock, Parity Stock or Senior Stock, as applicable, is outstanding as of the date of this Certificate or issued in the future.

SECTION 4. Dividends. (a) Holders shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid in cash on the shares of Common Stock as if each share of Series D Preferred Stock were converted into one (1) share of Common Stock (the “Participating Dividends”). Participating Dividends shall be payable when, as and if declared by the Board, provided that Participating Dividends shall be payable on the same terms and on the same date as the applicable dividend is paid to the holders of Common Stock.

(b) Regular Dividends shall be calculated on a quarterly basis on the last day of each fiscal quarter (each such day a “Regular Dividend Calculation Date”). “Regular Dividend” shall mean, for any fiscal quarter, the product of (i) the Dividend Rate and (ii) the Stated Dividend Value on such Regular Dividend Calculation Date, as adjusted in accordance with this Section 4(b). In any fiscal quarter, the Regular Dividend shall be reduced by any Participating Dividends paid in such quarter, provided that in no event shall the Regular Dividend for any quarter be less than zero. During the period from the Issuance Date of any share of Series D Preferred Stock to the first Regular Dividend Calculation Date following the Issuance Date of such share, the Regular Dividend shall be calculated as an amount equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the Issuance Date of such share divided by (y) 90. During the period from the last Regular Dividend Calculation Date prior to the seventh (7th) anniversary of the Issue Date to the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount

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equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) the Dividend Rate multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days from such last Regular Dividend Calculation Date to the seventh (7th) anniversary of the Issue Date divided by (y) 90.

(c) Regular Dividends, whether or not declared, for each share of Series D Preferred Stock shall accrue from day to day and be cumulative beginning on the Issuance Date of such share of Series D Preferred Stock and ending on the earlier of (x)the date such share of SeriesD Preferred Stock ceases to be outstanding and (y)the seventh (7th) anniversary of the Issue Date; provided, however, that, except to the extent not otherwise previously paid in accordance herewith, such Regular Dividends shall be payable on the seventh (7th) anniversary of the Issue Date, when, as, and if declared by the Board. Any accrued but unpaid dividends existing after the seventh (7th) anniversary of the Issue Date shall continue to accrue, and be compounded quarterly, at 5.0% per quarter until paid. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any quarterly period there have been funds of the Corporation legally available for the payment of such Regular Dividends. The Corporation may elect to pay any such accumulated dividends in cash at any time or from time to time in whole or in part, and, effective as of the date of such payment, the Stated Value shall decrease by the per share amount so paid.

(d) Regular Dividends may, at the Corporation’s option, be paid in (i) cash or (ii) if the Common Stock Requirements are currently satisfied, in shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of the Regular Dividend otherwise payable in cash. For the avoidance of doubt, any issuance of Common Stock in satisfaction of a dividend in accordance with this Certificate constitutes “payment” of the dividend for all purposes under this Certificate.

(e) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Regular Dividends then accumulated with respect to the Series D Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the Stated Value on all shares of Series D Preferred Stock held by each such Holder. When Regular Dividends are not paid in full upon the shares of Series D Preferred Stock, all Regular Dividends declared on Series D Preferred Stock and dividends on any other Parity Stock shall be paid pro rata so that the amount of Regular Dividends so declared on the shares of Series D Preferred Stock and dividends on each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends (for the full amount of dividends that would be payable for the most recently payable quarterly period if dividends were declared in full on all such Parity Stock) on the shares of Series D Preferred Stock and such other class or series of Parity Stock bear to each other.

(f) Each Regular Dividend and Participating Dividend and any other dividend declared by the Board shall be payable to the Holders of record as they appear on the stock records of the Corporation at the close of business on such record dates as may be established by the Board, which shall be not more than 30 days nor less than 10 days preceding the applicable dividend payment date.

(g) From and after the time, if any, that the Corporation shall have failed to pay all accumulated and unpaid Regular Dividends or Participating Dividends, no dividends shall be

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declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock or Parity Stock) by the Corporation, directly or indirectly, until all such Regular Dividends or Participating Dividends have been paid in full without the consent of a majority of the Holders; provided that the foregoing limitation shall not apply to:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(ii) an exchange, redemption, reclassification or conversion of (A) any class or series of Junior Stock for any class or series of Junior Stock or (B) any class or series of Parity Stock for any class or series of Parity Stock;

(iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock, including any dividend paid on shares of Series D Preferred Stock in additional shares of Series D Preferred Stock;

(iv) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock; provided that such purchases of Junior Stock do not exceed the proceeds of such sale;

(v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall, with respect to each share of SeriesD Preferred Stock held by each such Holder, be entitled to receive the Stated Value per share of SeriesD Preferred Stock out of assets legally available therefor before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Stock. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section5(a) to all Holders and all holders of any Parity Stock having pari passu rights as to dissolution, liquidation

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or winding up of the affairs of the Corporation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or any part of the property and assets of the Corporation shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

SECTION 6. [Reserved]

SECTION 7. [Reserved]

SECTION 8. Change of Control Repurchase. (a) Upon the occurrence of a Change of Control, each Holder of outstanding shares of SeriesD Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, to require the Corporation (or its successor) to purchase, out of funds legally available therefor, any or all of its shares of SeriesD Preferred Stock at a purchase price per share of Series D Preferred Stock, payable in cash, equal to the applicable Stated Value (a “Change of Control Repurchase”); provided that no payment of any kind shall be made to such Holder in connection with a Change of Control Repurchase until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof).

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control will or is reasonably likely to occur or has occurred), a written notice shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred).

(c) Final Change of Control Notice. On the Change of Control Effective Date (or if the Corporation discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice (the “Final Change of Control Notice”) shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date, which shall be twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, by which the Holder must elect to effect a Change of Control Repurchase;

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(ii) the purchase date for such shares, which shall be no greater than twenty (20) Business Days from the date by which the Holder must elect to effect a Change of Control Repurchase; and

(iii) the instructions a Holder must follow to effect a Change of Control Repurchase in connection with such Change of Control.

(d) Change of Control Repurchase Procedure. To exercise a Change of Control Repurchase, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, surrender to the Transfer Agent the certificates (if any) representing the shares of SeriesD Preferred Stock to be sold and indicate in writing that it is electing to effect a Change of Control Repurchase pursuant to Section8(a).

(e) Delivery upon Change of Control Repurchase. Upon a Change of Control Repurchase, the Corporation shall deliver or cause to be delivered to the Holder by mail or wire transfer (at the Holder’s election) the purchase price payable upon the purchase by the Corporation of such Holder’s shares of SeriesD Preferred Stock.

(f) Unpurchased Shares Remain Outstanding. If a Holder does not elect to effect a Change of Control Repurchase pursuant to this Section8 with respect to all of its shares of SeriesD Preferred Stock, the shares of SeriesD Preferred Stock held by it and not surrendered for purchase will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

(g) Partial Exercise of Change of Control Repurchase. In the event that a Change of Control Repurchase is effected with respect to shares of SeriesD Preferred Stock representing less than all the shares of SeriesD Preferred Stock held by a Holder, upon such Change of Control Repurchase, the Corporation shall execute and the Transfer Agent shall, unless otherwise instructed in writing by the Corporation, countersign and deliver to such Holder, at the expense of the Corporation, a certificate evidencing the shares of SeriesD Preferred Stock held by the Holder as to which a Change of Control Repurchase was not effected.

SECTION 9. Mandatory Redemption. (a) At any time but not later than on the seventh (7th) anniversary of the Issue Date (any such date, a “Redemption Date”), the Corporation shall redeem all of the outstanding shares of the SeriesD Preferred Stock at a redemption price per share of Series D Preferred equal to the Stated Value (for purposes of this Section 9, the “Redemption Price”) (collectively, a “Mandatory Redemption”).

(b) The Redemption Price shall be payable, at the Corporation’s option, (i) in cash, (ii) if the Common Stock Requirements are met on the Redemption Date, in shares of Common Stock, or (iii) a combination thereof. If any portion of the Redemption Price is paid in shares of Common Stock, the number of shares of Common Stock shall be equal to 103.0% of the quotient of (x) such portion of the Redemption Price divided by (y) the Dividend Payment Price.

SECTION 10. [Reserved]

SECTION 11. Merger. Unless consented to by holders of a majority of the outstanding shares of Series D Preferred Stock, the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Corporation shall not permit any Person to consolidate with or merge into the Corporation, in a transaction in which the Corporation is not the surviving entity, unless the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation shall be a corporation, limited liability company, partnership or trust and shall either (a) issue to the Holders a kind and amount of securities having the same rights, preferences or privileges and voting power as the of shares of Series D Preferred Stock or (b) redeem all the outstanding shares of Series D Preferred Stock pursuant to Section 9.

SECTION 12. Adverse Changes.

(a) As long as any shares of Series D Preferred Stock are outstanding, unless a greater percentage shall be required by applicable law, the vote or consent of the Holders of at least a majority of the shares of Series D Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation (including this Certificate) that would adversely affect the relative rights, preferences or privileges or voting power of the SeriesD Preferred Stock, whether or not such approval is required pursuant to the NYBCL.

SECTION 13. Events of Noncompliance.

(a) Definition. An “Event of Noncompliance” shall have occurred if (i) the Corporation fails to pay in full on or prior to the seventh (7th) anniversary of the Issue Date all unpaid Regular Dividends which have or would have accrued through and including the seventh (7th) anniversary of the Issue Date; (ii) the Corporation fails to declare and pay in full all Participating Dividends if, as and when required by Section 4; (iii) the Corporation fails to effect any Change of Control Repurchase as required by Section 8; (iv) the Corporation breaches its obligations under Section 9; or (v) the Corporation breaches its obligations under Section 12 and such breach has not been cured within 30 days of its occurrence. The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions. An Event of Noncompliance shall be deemed to no longer exist if, (a) in the case of an Event of Noncompliance described in clause (i) above, all such Regular Dividends have been paid in full, (b) in the case of an Event of Noncompliance described in clause (ii) above, all such Participating Dividends have been paid in full, (c) in the case of an Event of Noncompliance described in clause (iii) above, such repurchase has been effected, (d) in the case of an Event of Noncompliance described in clause (iv) or (v) above, such breach has been cured.

(b) Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance pursuant to Section 13(a)(i) or Section 13(a)(v)) and is continuing, the Dividend Rate for such outstanding Shares of Series D Preferred Stock will increase by 0.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance. If an Event of Noncompliance has occurred pursuant to Section 13(a)(v)) and is continuing, the Dividend Rate for such outstanding Shares of Series D Preferred Stock will increase by 3.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance.

(ii) If any Event of Noncompliance has occurred, each Holder shall also have any other rights which such Holder is entitled to under any contract or agreement in effect at any time and any other rights which such Holder may have pursuant to applicable law.

SECTION 14. Preemptive Rights. Except as expressly provided in the Investor Rights Agreement, the Holders shall not have any preemptive rights.

SECTION 15. Corporate Opportunities. Notwithstanding anything contained herein or in any other Transaction Document, the Investor Parties, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), in each case without any prior Corporation, Board or shareholder notification or approval; provided, that if the Corporation, to the Investor Party’s knowledge, is considering the same Investor Transaction, the Investor will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 15.

SECTION 16. Term. Except as expressly provided in this Certificate, the shares of SeriesD Preferred Stock shall not be redeemable or otherwise mature.

SECTION 17. Creation of Capital Stock. Subject, with respect to the Investor Parties, to Section 2.08 of the Investor Rights Agreement, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock.

SECTION 18. No Sinking Fund. Shares of SeriesD Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the SeriesD Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Registrar or paying agent for the SeriesD Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Corporation shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the SeriesD Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

SECTION 21. Taxes. (a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of SeriesD Preferred Stock or shares of Common Stock or other securities issued on account of SeriesD Preferred Stock pursuant hereto, or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of SeriesD Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of SeriesD Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of SeriesD Preferred Stock shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Person in respect of which such withholding (or backup withholding) was made. The Corporation shall promptly notify a Holder if it determines that it has such requirement to withhold and give such Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the Holder with copies of any tax certificate or other documentation evidencing such payment.

(c) Indemnity. If the Corporation remits amounts to a taxing authority representing amounts required to be withheld under applicable law with respect to a Holder (as determined by the Corporation in its sole discretion), then such Holder shall indemnify the Corporation for the full amount remitted (including interest, penalties, additions and related expenses), to the extent such amounts were not previously offset against a cash payment otherwise payable to such Holder hereunder.

SECTION 22. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Certificate shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice): (i)if to the Corporation, to its office at Avon Products, Inc., 777 Third Avenue, New York, NY 10017-1307 (Attention: General Counsel) or (ii)if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent).

SECTION 23. Facts Ascertainable. When the terms of this Certificate refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation, and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Issue Date, the number of shares of SeriesD Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in this Certificate to the contrary, (a) any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of SeriesD Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of SeriesD Preferred Stock then outstanding and (b) any right of the Investor Parties granted hereunder may be waived as to all Investor Parties upon the written consent of the Majority Investor Parties.

SECTION 25. Interpretation. When a reference is made in this Certificate to a Section, such reference shall be to a Section of this Certificate unless otherwise indicated. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include”, “includes” or “including” are used in this Certificate, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Certificate, shall refer to this Certificate as a whole and not to any particular provision of this Certificate. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Certificate are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to the masculine, feminine or neuter gender shall include each other gender. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day.

SECTION 26. Severability. If any term of the SeriesD Preferred Stock set forth herein is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions set forth herein which can be given effect without the invalid, illegal or unenforceable term shall nevertheless remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 25th day of February 2016.

AVON PRODUCTS, INC.

By:	/s/James S. Scully
Name: James S. Scully
Title: Executive Vice President and Chief Financial Officer

RESTATED CERTIFICATE OF INCORPORATION

OF

AVON PRODUCTS, INC.

Under Section 807 of the Business Corporation Law

We, SHERILYN S. MCCOY, Chief Executive Officer of AVON PRODUCTS, INC. (the “Corporation”) and JEFF BENJAMIN, Senior Vice President, General Counsel and Chief Ethics & Compliance Officer of the Corporation, do hereby certify as follows:

1. The name of the Corporation is AVON PRODUCTS, INC. and the name under which the Corporation was formed is California Perfume Company, Inc.

2. The Certificate of Incorporation was filed by the Department of State of the State of New York on January 27, 1916.

3. The Restated Certificate of Incorporation is hereby amended to effect an amendment authorized by the Business Corporation Law.

4. To accomplish the foregoing amendment, Article VII, which sets forth the address to which the Secretary of State shall mail a copy of any process against the Corporation has been amended from CT Corporation System, 111 Eighth Avenue, New York, NY 10011 to 777 Third Avenue, New York, NY 10017-1376.

5. The amendment referred to in Paragraph 3 above was authorized by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held.

6. The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read as herein set forth in full:

ARTICLE I: The corporate name is

AVON PRODUCTS, INC.

ARTICLE II: The purposes for which the Corporation is formed are:

To develop, manufacture, produce, provide, operate, distribute and deal in and with services, property and goods of all kinds including without limitation engaging in the manufacture and distribution of cosmetics and toiletries.

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

ARTICLE III: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,525,000,000 shares, divided into two classes consisting of 1,500,000,000 shares of Common Stock, par value $.25 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).

The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more classes or series and, in connection with the creation of any such class or series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof the designation, powers and relative participating, optional, or other special rights of such class or series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

The holders of capital stock of the Corporation shall not have any preemptive rights.

ARTICLE IIIA: Series B Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $0.25 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock Shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable.
Section 9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

ARTICLE IV: The office of the Corporation is to be located in the City and County of New York, State of New York.

ARTICLE V: The number of directors of the Corporation shall be not less than ten (10) nor more than twenty (20). The number of directors to be chosen within said maximum and minimum limits shall be determined in the manner prescribed by the By-Laws.

Directors shall be elected annually at the annual meeting of shareholders, each to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, and any director so elected shall hold office until the next succeeding annual meeting of shareholders. No decrease in the number of directors shall shorten the term of any incumbent director.

Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The directors need not be shareholders of the Corporation.

ARTICLE VI: Except as otherwise required by law or by the Restated Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article VI, a majority of the votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the votes cast with respect to that director. Votes cast shall include votes to withhold authority and exclude abstentions with respect to that director’s election.

ARTICLE VII: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served; and the address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him pursuant to law is:

777 Third Avenue
New York, NY 10017-1376

ARTICLE VIII: No person who is or was a director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that the foregoing shall not limit the liability of any such person (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law of New York or, (ii) for any act or omission occurring prior to the adoption of this Article VIII. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any such person to the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal. If the Business Corporation Law of New York is amended hereafter to expand or limit the liability of a director, then the liability of a person who is or was a director of the Corporation shall be deemed to be expanded to the extent required or limited to the extent permitted by the Business Corporation Law of New York, as so amended.

IN WITNESS WHEREOF, we have subscribed this certificate as of the 5th day of October, 2012 and we affirm the statements contained herein as true under the penalties of perjury.

/s/ Sherilyn S. McCoy
Sherilyn S. McCoy
Chief Executive Officer

/s/Jeff Benjamin
Jeff Benjamin
Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

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